Calculation of Filing Fee Tables
S-1
AIM ImmunoTech Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	31,287,933	$ 0.53	$ 16,582,604.49	0.0001381	$ 2,290.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 16,582,604.49		$ 2,290.06
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,290.06
Offering Note
[1]	Note 1 - Amount Registered: The registration statement registers the resale by the selling stockholders named therein of an aggregate of 31,287,933 shares of common stock of AIM ImmunoTech Inc., par value $0.001 per share (the "Common Stock"), consisting of: (i) 14,903,840 shares of Common Stock issuable upon the exercise of Class H Warrants, (ii) 894,230 shares of Common Stock issuable upon the exercise of placement agent warrants issued to Ladenburg Thalmann & Co., Inc. (the "Placement Agent") in the warrant inducement transaction on May 8, 2026, (iii) 15,038,702 shares of Common Stock issuable upon the exercise of Class I Warrants, and (iv) 451,161 shares of Common Stock issuable upon the exercise of placement agent warrants issued to the Placement Agent in a concurrent private placement on May 21, 2026. Note 2 - Amount Registered: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends, or similar transactions. Note 3 - Proposed Maximum Offering Price Per Unit: Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock as reported on the NYSE American on June 5, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date